SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2007

THORNBURG MORTGAGE, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-11914	85-0404134
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

150 Washington Avenue, Suite 302
Santa Fe, New Mexico	87501
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (505) 989-1900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 19, 2007, the Board of Directors of Thornburg Mortgage, Inc. (the “Company”) approved amendments to the Company’s Amended and Restated Bylaws (the “Bylaws”). The amendments to the Bylaws were effective upon approval by the Board of Directors on July 19, 2007. The following summary of the amendments to the Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaws, as amended, which is attached hereto as Exhibit 3.2 and is incorporated by reference herein.

Section 6 of Article IV has been amended to enable the Board of Directors to establish committees that may be comprised of one or more non-independent directors in connection with an offering of stock for which the Board of Directors has given general authorization which includes a cap on the maximum number of shares that may be issued pursuant to such offering. Such committees may authorize or fix the terms of stock subject to classification or reclassification and the terms on which any stock may be issued.

Section 3 of Article IV has been amended to delete the requirement that a director elected by the Board of Directors to fill a vacancy shall serve until the annual meeting of shareholders at which the class of director to which the director filling the vacancy is assigned is up for re-election. Such directors shall serve only until the next annual meeting of shareholders.

Section 7 of Article IV has been amended to clarify the time period for providing notice of Board meetings to directors and to eliminate the requirement to hold a Board meeting as soon as practicable after the annual shareholders meeting.

Section 11(A)(i) of Article III has been amended to clarify the reference to a certain subsection within that paragraph.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit is filed as part of this report in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit Number	Name of Exhibit
3.2	Amended and Restated Bylaws of Thornburg Mortgage, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THORNBURG MORTGAGE, INC.

Date: July 24, 2007	By:	/s/ Stephen E. Newton
Stephen E. Newton, Secretary

EXHIBIT INDEX

EXHIBIT NUMBER	NAME OF EXHIBIT
3.2	Amended and Restated Bylaws of Thornburg Mortgage, Inc.